UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

BLUEROCK PRIVATE REAL ESTATE FUND

(Exact name of registrant as specified in its charter)

Delaware	001-43017	46-0724240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

919 Third Ave, 40th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

(844) 819-8287

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BPRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 4, 2026, Bluerock Private Real Estate Fund (the “Fund”) held its annual meeting of shareholders (the “Annual Meeting”) and submitted two matters to the vote of its shareholders. The proposals are described in detail in the Fund’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 30, 2026. As of June 15, 2026, the record date, 143,044,372 common shares of the Fund were eligible to vote. A summary of the matters voted upon by the shareholders is set forth below.

Proposal 1. The Fund’s shareholders re-elected two Class I trustees of the Company, who will each serve until the 2029 Annual Meeting and until his successor is duly elected and qualifies.

The final voting results, as certified by the Inspector of Election for the Annual Meeting, are set forth below:

	FOR			WITHHOLD
	Shares Voted	% of Voted Shares	% of Outstanding Shares	Shares Voted	% of Voted Shares	% of Outstanding Shares
I. Bobby Majumder	97,895,209	90.14%	68.44%	10,709,923	9.86%	7.49%
Romano Tio	97,819,936	90.07%	68.38%	10,785,196	9.93%	7.54%

Proposal 2. The Fund’s shareholders ratified the selection of Cohen & Company, Ltd. to serve as the Fund’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

The final voting results, as certified by the Inspector of Election for the Annual Meeting, are set forth below:

FOR			AGAINST			ABSTAIN
Shares Voted	% of Voted Shares	% of Outstanding Shares	Shares Voted	% of Voted Shares	% of Outstanding Shares	Shares Voted	% of Voted Shares	% of Outstanding Shares
106,837,774	98.37%	74.69%	915,928	0.84%	0.64%	851,431	0.78%	0.60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK PRIVATE REAL ESTATE FUND

Date: August 7, 2026

By: /s/ Jordan Ruddy
Name: Jordan Ruddy
Title: President